Exhibit 99.3

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

of

MINTO BUILDERS (FLORIDA), INC.

Minto Builders (Florida), Inc., a Florida corporation (the “Corporation”), hereby certifies to the State of Florida Department of State, under a power contained in Section 607.1007 of the Florida Business Corporation Act, that:

FIRST:  the Corporation’s Articles of Incorporation, as heretofore amended (which, as hereafter restated or amended from time to time, are herein called the “Articles”), are hereby amended and restated as follows:

ARTICLE I

NAME

The name of this Corporation is MINTO BUILDERS (FLORIDA), INC.

ARTICLE II

NATURE OF BUSINESS

The general nature of the business and activities to be transacted and carried on by this Corporation are as follows:

A.                                   To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated.

B.                                     To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets.

C.                                     To lend money to, and use its credit to assist, its officers and employees or the officers or employees of a subsidiary of the Corporation, including any officer or employee who is a Director of the Corporation or of a subsidiary of the Corporation, whenever, in the judgment of the Directors, such loan or assistance may reasonably be expected to benefit the Corporation.  The loan or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors of the Corporation (the “Board of Directors”) shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

D.                                    To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, either domestic or foreign corporations, associations, partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof.

E.                                      To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

F.                                      To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real personal property as security for the payment of funds so loaned or invested.

G.                                     To conduct its business, carry out its operations, and have offices and exercise the powers granted by the Florida Business Corporation Act as it now exists or as hereafter amended, within or without the State of Florida.

H.                                    To elect or appoint officers and agents of the Corporation and define their duties and fix their compensation.

I.                                         To make and alter By-laws, not inconsistent with these Articles or with the laws of the State of Florida, for the administration and regulation of the affairs of the Corporation.

J.                                        To make donations for the public welfare or for charitable, scientific, or educational purposes.

K.                                    To transact any lawful business which the Board of Directors shall find will be in aid of governmental policy.

L.                                      To pay pensions and establish pension plans, profit sharing plans, stock bonus plans, stock option plans, and other inventive plans for any or all of its Directors, officers, and employees and for any or all of the Directors, officers, and employees of any subsidiaries of the Corporation.

M.                                 To be a promoter, incorporator, general partner, limited partner, member, associate, or manager of any corporation, partnership, limited partnership, joint venture, trust, or other enterprise.

N.                                    To have and exercise all powers necessary or convenient to effect its purposes.

The objects and purposes specified in the foregoing paragraphs of this Article shall, unless expressly limited, not be limited or restricted by reference to, or inference from, any provision in this or any other Articles of these Articles, shall be regarded as independent objects and purposes shall be construed as powers as well as objects and purposes.

Notwithstanding anything herein to the contrary, the Corporation may not transact or carry on any business or activity which Inland American Real Estate Trust, Inc., a Maryland corporation (“Inland American”), may not carry on or transact under its Third Articles of Amendment and Restatement, as such articles may be amended or restated from time to time (the “Inland American Articles”).

ARTICLE III

CAPITAL STOCK

Section 3.1                                      Authorized Shares.

3.1.1                        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 2,990,125, consisting of 943,000 shares of common stock having a par value of $1.00 per share (the “Common Stock”), 207,000 shares of Series A Cumulative preferred stock having a par value of $0.01 per  share (the “Series A Preferred Shares”), 920,000 shares of convertible special voting stock having a par value of $0.01 per share (the “Voting Stock”), 125 shares of Series B cumulative non-voting shares of preferred stock having a par value of $0.01 per share (the “Series B Preferred Shares”) and 920,000 shares of Series C junior cumulative redeemable preferred stock having a par value of $0.01 per share (the “Series C Preferred Shares”).

3.1.2                        The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

3.1.3                        The stock of the Corporation shall be issued for such consideration as may be determined by the Board of Directors.  Shareholders shall have no preemptive rights.  Shareholders may enter into agreements with the Corporation or with each other to control or restrict the transfer of stock and such agreements may take the form of options, rights of first refusal, keep-well agreements or any other lawful form of agreement.

Section 3.2                                      Preferences, Voting Powers, Restrictions and Limitations as to Dividends of the Series A Preferred Shares.

3.2.1                        Designation.  A series of Preferred Stock, designated as “3.5% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Shares”), is hereby established.  The number of shares constituting such series shall be 207,000.  The par value of the Series A Preferred Shares is $0.01 per share, which is not a change in the par value of the Preferred Stock as set forth in the Articles.  All capitalized terms used in this Section 3.2 and not otherwise defined shall have the meaning given to such terms in Section 3.2.15 hereof.

3.2.2                        Rank.  The Series A Preferred Shares shall, with respect to rights to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock and any other class or series of capital stock issued by the Corporation the terms of which provide that such class or series of capital stock shall rank junior to such Series A Preferred Shares as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Stock”); (b) on a parity with any other class or series of capital stock issued by the Corporation other than those referred to in clauses (a) and (c) that specifically provide that such class or series of capital stock ranks, as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with the Series A Preferred Shares (“Parity Stock”); and (c) junior to any class or series of capital stock issued by the Corporation, the terms of which specifically provide that such class or series, as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, ranks senior to the Series A Preferred Shares (“Senior Stock”).  The term “capital stock” shall not include convertible debt securities.

3.2.3                        Dividends.

(a)                                  Subject to the preferential rights of the holders of Senior Stock, the holders of Series A Preferred Shares, in preference to the holders of all Junior Stock, shall be entitled to receive when, as and if authorized by the Board of Directors out of funds legally available therefor, cumulative quarterly preferential cash dividends on each share of Series A Preferred Shares equal to 3.5% per annum of the sum of (i) the $1,276 liquidation preference per share (equivalent to a fixed annual amount of $44.66 per share) and (ii) all accumulated and unpaid dividends accrued thereon pursuant to this Section 3.2.3(a) (the “Series A Dividends”).  The Series A Dividends shall begin to accrue and shall be fully cumulative from the date of original issuance, whether or not authorized by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and will be calculated and compounded quarterly and payable quarterly, when, as and if authorized by the Board of Directors, in arrears on last day of December, March, June and September of each year commencing December 31, 2005 (each a “Dividend Payment Date”), prorated for the initial period from the date of original issuance through, and including, December 31, 2005. The amount of the Series A Dividends payable for any period will be computed on the basis of a 360-day year consisting of 12 30-day months; and for any period shorter or longer than a full quarterly period for which Series A Dividends are computed, the amount of the Series A Dividends payable will be computed on the basis of the actual number of days elapsed.  Such dividends shall commence to accrue on each share of Series A Preferred Shares from the date of original issuance and shall continue to accrue and compound quarterly thereon until all amounts payable upon liquidation or redemption of the Series A Preferred Shares are paid in full in cash.  Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Shares which remains payable. Dividends shall be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  As used herein, the term “dividend period” for the Series A Preferred Shares shall mean the period from and including the date of original issuance and ending on and including the next Dividend Payment Date, and each subsequent period from but excluding such Dividend Payment Date and ending on and including the next following Dividend Payment Date.

(b)                                 When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares for all past dividend periods and the then current dividend period, and there is outstanding any other class or series of Parity Stock upon which dividends have also not been paid in full, all dividends authorized and declared upon the Series A Preferred Shares and such other class or series of Parity Stock shall be declared pro rata so that the amount of dividends authorized and declared per share of Series A Preferred Shares and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Shares and such other class or series of Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Stock does not have a cumulative dividend) bear to each other.  If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Shares, such payment shall be made pro rata among each Series A Preferred Share.

(c)                                  Except as provided in Section 3.2.3(b) above, unless full cumulative dividends have been or contemporaneously are declared and paid in full (or a sum sufficient for the full payment thereof set apart for such payment) on the Series A Preferred Shares for all past dividend periods and the then current dividend period, the Corporation shall not authorize, declare, pay or set apart for payment any dividends, or authorize, declare, or make any other distribution, on any class or series of Parity Stock or Junior Stock for any period, nor shall any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such class or series of Parity Stock or Junior Stock) by the Corporation (except (i) by conversion into or exchange for any other class or series of Junior Stock or (ii) the redemption, purchase or acquisition by the Corporation of any class or series of capital stock of the Corporation pursuant to Article VI of the Articles for the purpose of preserving the Corporation’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”)).

3.2.4                        Liquidation Preference.

(a)                                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Shares shall be entitled, out of assets of the Corporation legally available for distribution to its shareholders remaining after payment or provisions for payment of the Corporation’s debts and other liabilities and subject to the rights of other holders of any class or series of Parity Stock or Senior Stock but before any distribution is made on any class or series of Junior Stock, to a liquidating amount in cash (the “Series A Liquidation Amount”) equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.

(b)                                 If, upon any such voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation legally available for distribution to its shareholders are insufficient to permit the payment of the Series A Liquidation Amount in full, then the entire assets of the Corporation remaining after the payment of, or provision for the payment of, the Corporation’s debts and other liabilities and Senior Stock shall be distributed among the holders of the Series A Preferred Shares ratably in proportion to the full preferential amounts to which they would otherwise be respectively entitled on account of their Series A Preferred Shares.  In the event that there are outstanding any shares of any class or series of Parity Stock at the time of any such voluntary or involuntary liquidation, dissolution or winding-up, all payments of liquidating distributions on the Series A Preferred Shares and such other class or series of Parity Stock shall be made so that the payments on the Series A Preferred Shares and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Shares and such other class or series of Parity Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.  The liquidation preference of the outstanding Series A Preferred Shares will not be added to the liabilities of the Corporation for purposes of determining whether under Florida law, a distribution by dividend, redemption or otherwise, may be made to shareholders of the Corporation whose preferential rights upon liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, are junior to those of holders of Series A Preferred Shares.

(c)                                  Consolidation, Merger, etc.  A consolidation or merger of the Corporation with or into any other corporation or corporations (a “merger”), or a Sale of the Corporation, or the effectuation by the Corporation of a transaction or a series of related transactions in which more than 50% of the Voting Power of the Corporation is transferred (other than in connection with purchases of shares of special voting stock contemplated by the Purchase Agreement or a transfer permitted by or contemplated in the Put/Call Agreement, the Shareholders Agreement, the Supplemental Shareholders Agreement or the Subscription Agreement) (a “reorganization”) shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.2.4.  Any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be an involuntary liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to the holders of Series A Preferred Shares are not adversely affected by such reorganization.

(d)                                 Exceptions. Notwithstanding the foregoing, a consolidation, merger, Sale of the Corporation or a reorganization shall not be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of Section 3.2.4(c) if the holders of the Requisite Percentage of the Series A Preferred Shares waive in writing, within ten days after the approval of such transaction by such holders, the provisions of the preceding Section 3.2.4(c).

(e)                                  Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(f)                                    After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation.

3.2.5                        Voting.

(a)                                  Subject to Section 3.2.5(b) and Section 3.2.6(a), each share of Series A Preferred Shares (voting together as a single class with all Common Stock) will be entitled to cast one vote per Series A Preferred Share with respect to all matters on which the holders of Common Stock are entitled to vote.

(b)                                 Restricted Actions.  Subject to the rights of any class or series of Preferred Stock of the Corporation that may hereafter be created, authorized and issued in compliance with these Articles, the affirmative vote of the holders of the Requisite Percentage of Series A Preferred Shares, acting by written consent or voting separately as a single class in person or by proxy, at an annual or special meeting of shareholders called for the purpose, shall be necessary to authorize the Corporation to take any of the following actions (each a “Restricted Action”):

(i)                                     amend, repeal or change any of the provisions of these Articles, the Bylaws of the Corporation (the “Bylaws”) or any organizational document of any Subsidiary, including the authorization, creation or issuance of new classes or series of shares of capital stock;

(ii)                                  issue, or cause its Subsidiaries to issue (or authorize the foregoing), any equity security other than in accordance with the terms of the Purchase Agreement;

(iii)                               authorize or effect the declaration, payment or setting apart for payment, of dividends or other distributions or cause any Subsidiary which is not a wholly-owned Subsidiary to authorize or effect the declaration, payment or setting apart for payment, of any dividends or other distributions (whether in cash, capital stock or otherwise) upon any of its securities (other than in accordance with the organizational documents of such Subsidiary the terms and provisions of which were approved by holders of the Requisite Percentage of the Series A Preferred Shares); provided, however, that the Corporation, subject to Section 3.2.3(c) hereof, may authorize or effect the declaration, payment or setting apart for payment, of dividends on Senior Stock and the Series A Preferred Shares and thereafter to holders of Junior Stock which may be paid monthly but which on an aggregate quarterly basis may not exceed the FFO for the previous quarter; provided however, that the Corporation may pay additional dividends to Junior Stock to enable the Corporation to distribute an aggregate amount equal to the sum of (1) its anticipated real estate investment trust taxable income as defined in Section 857(b)(2) of the Code each taxable year and (2) its anticipated net capital gain for the taxable year);

(iv)                              authorize or effect a repurchase or redemption of any of the Corporation’s securities other than in accordance with the Shareholders Agreement, the Supplemental Shareholders Agreement or the Subscription Agreement;

(v)                                 enter into any contract or understanding, to cause, any of its Subsidiaries, to consolidate, merge with, or convey, transfer or lease its, or its Subsidiaries’, assets substantially as an entirety, to any corporation or other entity (other than transactions among wholly-owned subsidiaries) , or engage, or cause its Subsidiaries’ to engage, in any recapitalization;

(vi)                              sell, transfer or otherwise dispose of any of its assets or properties pursuant to a liquidation, winding-up, bankruptcy, or insolvency of the Corporation or any of its Subsidiaries or their respective assets or otherwise engage in any liquidation, dissolution or winding up of the affairs of the Corporation;

(vii)                           make or revoke any election with respect to the Corporation’s qualification to be taxed as a REIT under the Code;

(viii)                        any changes to the size of the Board of Directors;

(ix)                                any transaction, agreement, payment of fees or other arrangement between the Corporation and any Affiliate of the Corporation, Inland or the Inland Group, other than that provided for in the Management Agreements or specifically permitted in the Put/Call Agreement, the Shareholders Agreement, the Supplemental Shareholders Agreement or the Subscription Agreement;

(x)                                   any changes to the name of the Corporation; or

(xi)                                any redomiciliation of the Corporation.

(c)                                  Approval.  The approval rights of the holders of Series A Preferred Shares to authorize the Corporation to take any Restricted Action may be exercised at any annual meeting of shareholders, at a special meeting of the holders of Series A Preferred Shares held for such purpose or by written consent.  At each meeting of shareholders at which the holders of Series A Preferred Shares shall have the right, voting separately as a single class, to authorize the Corporation to take any Restricted Action, the presence in person or by proxy of the holders of the Requisite Percentage of Series A Preferred Shares entitled to vote on the matter shall be necessary and sufficient to constitute a quorum.  At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of Series A Preferred Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of Series A Preferred Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

3.2.6                        Board of Directors; Committees.

(a)                                  Board Composition.  So long as any Series A Preferred Shares are outstanding and subject to the rights of any other class or series of shares of Preferred Stock that may be authorized, created and issued in compliance with these Articles, the number of directors constituting the Board of Directors and the election of such directors shall be determined as follows (in each case, by a majority of those entitled to vote):  (i) the Board of Directors shall consist at all times of five persons; (ii) the holders of the Series A Preferred Shares, voting separately as a single class, shall be entitled to elect two members of the Board of Directors (the “Series A Directors”); and (iii) the holders of the shares of Common Stock and any other class of securities of the Corporation (other that the Series A Preferred Shares) that votes with the Common Stock, voting separately as a single class, shall be entitled to elect three members of the Board of Directors.  Directors shall be elected annually according to the provisions of this Section 3.2.6(a) at an annual shareholders meeting to be held during the month of May beginning in 2006 or such other time as the Board of Directors determines.

(b)                                 Removal, Etc.  The holders of the Series A Preferred Shares may remove any of the Series A Directors at any time with or without cause by and only by the vote or written consent of the Requisite Percentage of outstanding Series A Preferred Shares, and any vacancy occurring by reason of such removal or by reason of the death, resignation or inability to serve of any such director, shall be filled by and only by a vote or written consent of the holders of the Requisite Percentage of the Series A Preferred Shares.  Any director elected by the holders of the shares of Common Stock may be removed at any time with or without cause by and only by the vote or written consent of the holders of a majority of the shares of Common Stock, and any vacancy occurring by reason of such removal or by reason of the death, resignation or inability to serve of any such director, shall be filled by and only by a vote or written consent of the holders of a majority of the shares of Common Stock, voting separately as a class.  Any director so elected under this Section 3.2.6(b) shall serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal as provided herein.

(c)                                  Committees of the Board of Directors.  The holders of the Requisite Percentage of outstanding Series A Preferred Shares, so long as any shares of Series A Preferred Shares are outstanding, shall have the right to appoint one of the Series A Directors to each committee established by the Board of Directors.

(d)                                 If a majority of the Series A Preferred Shares are owned by a Person other than Minto Holdings or an Affiliate of Minto Holdings, then the rights of the holders of Series A Preferred Shares pursuant to Section 3.2.6 hereof shall terminate.

3.2.7                        Redemption.

(a)                                  The Series A Preferred Shares shall not be subject to any sinking fund or mandatory redemption.  The Series A Preferred Shares may be redeemed by any individual holder of Series A Preferred Shares in whole but not in part (except the Series A Preferred Shares are redeemable in part if necessary to maintain the Corporation’s qualification as a REIT under the Code, after all other alternatives for the Corporation to maintain its qualification as a REIT under the Code have been exhausted) at the option of such holder with respect to such individual’s Series A Preferred Shares on or after (i) the First Redemption Date or (ii) the occurrence of a Triggering Event (each an “Optional Redemption”).  The Corporation shall give notice of the occurrence of a Triggering Event no later than 15 days after the consummation of the applicable transaction giving rise to the Triggering Event or the date on which the Corporation becomes aware of such Triggering Event if the Triggering Event was not caused by an affirmative action of the Corporation.  In any such case, such holder of Series A Preferred Shares, in order to effect an Optional Redemption, shall notify the Corporation in writing (the “Redemption Notice”) of its election to exercise the rights afforded by this Section 3.2.7(a).  The Redemption Notice may be delivered at any time on or after the 150th day prior to the First Redemption Date or at any time following receipt of notice of the occurrence of a Triggering Event.  Upon receipt of the Redemption Notice, the Corporation shall promptly notify the remaining holders of the Series A Preferred Shares thereof.  The redemption price for each Series A Preferred Share delivered shall be cash in an amount equal to the Series A Liquidation Amount (the “Redemption Price”).  The Redemption Price shall be due and payable on or before the 150th day following delivery to the Corporation of the Redemption Notice; provided, however, that if an Event of Default occurs, the Redemption Price shall be due and payable on or before the 15th day following delivery to the Corporation of the Redemption Notice in respect of such Event of Default (in each case, the “Redemption Date”).

(b)                                 If an election to redeem is made and the Redemption Price is not paid by the Redemption Date, then 15 days after notice of non-payment is delivered to the Corporation, the dividend rate shall increase to an annual rate equal to the greater of (i) 8.0% or (ii) the prime rate as published by Citibank, N.A. plus 2.0%, with, in either case, 25 basis point increases each quarter thereafter as long as the Redemption Price remains unpaid.  Additionally, the holders of the Series A Preferred Shares by the Requisite Percentage of outstanding Series A Preferred Shares will have the right to cause the Corporation by written notice to sell sufficient assets (a “Partial Liquidation”) to pay the Redemption Price.  The Partial Liquidation shall be effectuated within three months of the date that the notice of non-payment is delivered.

(c)                                  The Corporation shall not have the right to elect to redeem the Series A Preferred Shares except as set forth in the Put/Call Agreement.

(d)                                 If the funds of the Corporation legally available for redemption of Series A Preferred Shares pursuant to Section 3.2.4(a) are insufficient to redeem the total number of outstanding Series A Preferred Shares entitled to redemption, the Corporation shall redeem only such number of Series A Preferred Shares as may be allowed out of funds legally available for redemption of such shares and the holders of the Series A Preferred Shares shall have the rights accorded to them under Section 3.2.7(b) above.  In such event, the Corporation shall select the shares for redemption on a pro rata basis for each holder based on its percentage of Series A Preferred Shares held.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Series A Preferred Shares, such funds will be used at the earliest permissible time, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

(e)                                  On or prior to the applicable redemption payment date each holder of Series A Preferred Shares to be redeemed must present and surrender the certificates representing the Series A Preferred Shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares will be paid to or on the order of the Person whose name appears on such certificates as the owner thereof and each surrendered certificate will be canceled.  In the event that the Corporation does not have sufficient funds to redeem all shares called for redemption, a new certificate will be issued evidencing the unredeemed shares.  From and after the Redemption Date (unless the Corporation fails to pay the Redemption Price), all distributions on the Series A Preferred Shares to be redeemed will cease to accumulate and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accumulated and unpaid distributions to the Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s share registry, and such shares shall not be deemed to be outstanding for any purposes whatsoever.

(f)                                    Any unredeemed shares shall remain outstanding and shall continue to have all rights and preferences (including, without limitation, dividend and voting rights) provided for herein and the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(g)                                 Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all Series A Preferred Shares shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.  In addition, unless full cumulative dividends on all outstanding

Series A Preferred Shares have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any class or series of Junior Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).

(h)                                 Immediately prior to any redemption of Series A Preferred Shares, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless such Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares for which a Redemption Notice has been given.

(i)                                     The notices provided for in this Section 3.2.7 shall be sent, if by or on behalf of the Corporation, to the holders of the Series A Preferred Shares at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series A Preferred Shares to the Corporation, at its principal executive office, by first class mail, postage prepaid, notifying such recipient of the redemption, the date of such redemption, the number of Series A Preferred Shares to be redeemed, the redemption price therefor and stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates evidencing such shares, be redeemed.

3.2.8                        Covenants.

(a)                                  The Corporation shall not permit at any time the ratio of (1) the outstanding aggregate principal amount of all outstanding Indebtedness of the Corporation, and of its Subsidiaries, determined at the applicable proportionate interest of the Corporation in each such Subsidiary determined in accordance with GAAP, plus the Series A Liquidation Amount, to (2) the sum of (i) Total Assets as of the end of the most recent calendar quarter and (ii) any increase in the Total Assets since the end of such quarter (the Total Assets adjusted by such increase is referred to as the “Adjusted Total Assets”) to be greater than 55%.

(b)                                 In addition to the limitation set forth in Section 3.2.8(a) above, the Corporation shall not permit at any time the Consolidated Interest Coverage Ratio to be less than 2.0 to 1.

(c)                                  In addition to the limitations set forth in Section 3.2.8(a) and (b) above, the Corporation shall not permit at any time the ratio of (1) the aggregate principal amount of all outstanding Indebtedness of the Corporation, and of its Subsidiaries, determined at the applicable proportionate interest of the Corporation in each such Subsidiary determined in accordance with GAAP, subject to floating rate interest to (2) total Indebtedness plus the Series A Liquidation Amount, to be greater than 25%.

(d)                                 The Corporation will deliver to the holders of the Series A Preferred Shares a quarterly certificate from its Chief Executive Officer and Chief Financial Officer certifying the Corporation’s compliance with the covenants contained in Sections 3.2.8(a), (b) and (c).

3.2.9                        Preemptive Rights.  The Series A Preferred Shares will have no preemptive rights.

3.2.10                  Status of Reacquired Shares.  Any Series A Preferred Shares redeemed pursuant to Section 3.2.7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate trust action as may be necessary to reduce accordingly the number of authorized Series A Preferred Shares.

3.2.11                  Exclusion of Other Rights.  Except as may otherwise be required by law or provided by contract, the Series A Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Articles.

3.2.12                  Identical Rights.  Each of the Series A Preferred Shares shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series A Preferred Shares.

3.2.13                  Certificates.  So long as the Corporation is authorized to issue shares of more than one class, each certificate issued by the Corporation shall state that (i) the Corporation shall furnish a full statement of (a) the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class that the Corporation is authorized to issue, (b) the differences in the relative rights and preferences among the shares of each series to the extent they have been set and (c) the authority of the Board of Directors to set the relative rights and preferences of subsequent series to a holder of shares on request and without charge and (ii) that the holder of the shares evidenced by such certificate is subject to the provisions of the Shareholders Agreement and Supplemental Shareholders Agreement.  In the case of any lost, destroyed or stolen certificate, the Corporation shall issue a replacement certificate to the record holder thereof upon delivery by such holder to the Corporation, in form and substance reasonably satisfactory to the Corporation, of an affidavit of loss and an indemnification agreement covering the Corporation against damages arising out of the issuance of such replacement certificate.

3.2.14                  Amendments.  Any provision of these terms of the Series A Preferred Shares may be amended, modified or waived if and only if the holders of the Requisite Percentage of Series A Preferred Shares have consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of these Articles.

3.2.15                  Definitions.

“Adjusted Total Assets” shall have the meaning set forth in Section 3.2.8(a).

“Affiliate or Affiliates” shall mean with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Articles” shall have the meaning set forth in paragraph FIRST.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to be closed.

“Bylaws” shall have the meaning set forth in Section 3.2.5(b)(i).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Section 3.1.

“Consolidated EBITDA” shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Corporation and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of the Corporation and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) to the extent included in calculating such Consolidated Net Income:  (i) Federal, state, local and foreign income tax credits of the Corporation and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Interest Charges” shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Corporation and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Corporation and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for a period to (b) Consolidated Interest Charges for such period plus the dividends on the Series A Preferred Shares for such period.

“Consolidated Net Income” shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the net income of the Corporation and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) calculated in accordance with GAAP for that period.

“Corporation” shall mean Minto Builders (Florida), Inc., a Florida corporation.

“Dividend Payment Date” shall have the meaning set forth in Section 3.2.3(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Section 3.2.3(a) hereof.

“Event of Default” shall mean a breach or violation (which remains uncured after any cure period has expired) by the Corporation, Inland or any Sponsored Entity of (i) any of the financial covenants set forth in Section 3.2.8 hereof, (ii) the Shareholders Agreement, (iii) the Put/Call Agreement, (iv) the Purchase Agreement or (v) the Subscription Agreement.

“First Redemption Date” shall mean October 7, 2011.

“FFO” shall mean net income of the Corporation and its Subsidiaries computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the Corporation holds an interest.

“GAAP” shall mean such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“Indebtedness” shall mean any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, continent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property as lessee which would be reflected on the balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also included, to the extent not otherwise included, any obligation to be liable for, or to pay, an obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

“Inland” shall mean Inland American Real Estate Trust, Inc., a Maryland corporation.

“Inland Group” shall mean The Inland Group, Inc., a Delaware corporation, and any direct or indirect wholly-owned subsidiary.

“Management Agreements” shall mean the Business Management Agreement, to be dated as of October 11, 2005, to be entered into by and between the Corporation and Inland American Business Manager and Advisor, Inc., an Illinois corporation and any Property Management Agreement to be entered into by and between the Corporation and any applicable property manager from time to time.

“Optional Redemption” shall have the meaning set forth in Section 3.2.7(a) hereof.

“Ownership Limit” shall have the meaning set forth in the Articles.

“Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

“Purchase Agreement” shall mean that agreement to be entered into among the Corporation, Minto Holdings Inc., a Canadian corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, dated as of October 11, 2005.

“Put/Call Agreement” shall mean that agreement to be entered into among the Corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Redemption Date” shall have the meaning set forth in Section 3.2.7(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 3.2.7(a) hereof.

“Redemption Price” shall have the meaning set forth in Section 3.2.7(a) hereof.

“REIT” shall have the meaning set forth in Section 3.2.3(c)(ii).

“Restricted Action” shall have the meaning set forth in Section 3.2.5(b).

“Requisite Percentage” shall mean, as of any time, the holders of greater than 50% of the Series A Preferred Shares outstanding at that time.

“Sale of the Corporation” shall mean a single transaction or a series of related transactions pursuant to which (i) a Person or Persons acquire all or substantially all of the shares of beneficial interest or assets of the Corporation or the Corporation’s Subsidiaries; and (ii) the shareholders of the Corporation immediately prior to such transaction or series of transactions do not as a group hold at least 50% of the economic interest and Voting Power of such acquiring Person or Persons upon the completion of such transaction.

“Series A Liquidation Amount” shall have the meaning set forth in Section 3.2.4(a).

“Series A Preferred Shares” shall have the meaning set forth in the recitals hereof.

“Shareholders Agreement” shall mean that agreement to be entered into among the Corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Sponsored Entity” shall mean an entity sponsored by Inland Real Estate Investment Corporation, a Delaware corporation, that is (i) a REIT which is a reporting company under the Securities Exchange Act of 1934, as amended, that will not impair the Corporation’s ability to satisfy the “five or fewer” rule under Sections 856 and 542(a)(2) of the Code or (ii) reasonably approved by the holders of Series A Preferred Shares.

“Subscription Agreement” shall mean the Series C Preferred Stock Subscription Agreement to be entered into among the Corporation, Inland Western Retail Real Estate Trust, Inc. and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Supplemental Shareholders Agreement” shall mean that agreement to be entered into between Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Subsidiary” shall mean any Person that the Corporation now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding capital stock or equity interest (or other beneficial interest) or a majority of the Voting Power of such Person; and the term “Subsidiaries” shall mean all of such Persons collectively.

“Total Assets” shall mean as of any date the Undepreciated Real Estate Assets of the Corporation, and of its Subsidiaries determined at the applicable proportionate interest of the Corporation in each such Subsidiary.

“Triggering Event” shall occur when (i)(A) the Corporation takes any Restricted Action, without the affirmative vote or approval of the holders of the Requisite Percentage of the Series A Preferred Shares, or otherwise breaches its obligations hereunder or under the Shareholders Agreement or (B) Inland breaches its obligation under the Purchase Agreement, in each case which breach is not cured without material adverse effect on the holders of Series A Preferred Shares within 30 days after written demand for such cure from the holders of the Requisite Percentage of the Series A Preferred Shares or (ii) there shall have occurred an Event of Default.

“Undepreciated Real Estate Assets” shall mean as of any date the cost (original cost plus capital improvements) of real estate assets of the Corporation and its Subsidiaries on such date, before depreciation and amortization.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote generally in the election of directors or persons performing substantially equivalent tasks and responsibilities.

3.2.16                  Severability of Provisions.  If any right, preference or limitation of the Series A Preferred Shares set forth in these Articles (as such Articles may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in these Articles (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

ARTICLE IV

PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT

The address of the principal office of the Corporation is c/o CT Corporation System, 1200 South Pine Island Road, Plantation, Florida  33324.  The Corporation may have such other offices (including its principal executive offices) and places of business within or without the State of Florida as the Board of Directors may from time to time to determine.  The resident agent of the Corporation is CT Corporation System, whose address is 1200 South Pine Island Road, Plantation, Florida  33324.  The Corporation reserves the right to change its principal office and resident agent at any time.

ARTICLE V

BOARD OF DIRECTORS

The business of this Corporation shall be managed by a board of Directors consisting of not fewer than one (1) person, the exact number in the determined from time to time in accordance with the By-Laws.  The names of the directors who shall act until their successors are duly chosen and qualified are:

Alan Greenberg
Brenda Gujral
Barry Lazarus
J. Eric McKinney
Robert Parks

ARTICLE VI

RESTRICTIONS ON OWNERSHIP AND TRANSFER

Section 6.1                                      Definitions.  For the purposes of Article VI, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person whether the interest in Capital Stock is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections

856(h)(1)(B) and 856(h)(3) of the Code.  The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Capital Stock” shall mean the Common Stock, the Voting Stock and the Preferred Stock that may be issued pursuant to Article III of these Articles.

“Capital Stock Ownership Limit” shall mean not more than that certain percentage in value of the outstanding shares of Capital Stock of the Corporation determined by multiplying 9.8% by the aggregate value of the shares of Capital Stock Constructively or Beneficially Owned by Persons other than Exempt Holders and dividing such sum by the total value of all outstanding shares of Capital Stock.  The value of the outstanding Capital Stock shall be determined by the Board of Directors of the Corporation in good faith.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 6.3.6 of this Article VI.

“Code” shall mean the Internal Revenue Code of 1986, amended.  All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock” shall mean that Common Stock that may be issued pursuant to Article III of these Articles.

“Constructive Ownership” shall mean ownership of any Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Corporation” shall have the meaning set forth in the preamble to these Articles.

“Excepted Holder” shall mean any Person for whom an Excepted Holder Ownership Limit is created by these Articles or by the Board of Directors pursuant to Section 6.9.1 hereof.

“Exempt Holder” shall mean Minto Delaware, Minto Holdings and the Greenberg Family.

“Excepted Holder Ownership Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.9.1 hereof, and subject to adjustment pursuant to Section 6.9.4 hereof, the percentage limit established by the Board of Directors pursuant to Section 6.9.1 hereof.

“Exemption Letter” shall mean that letter pursuant to an on the terms which the Corporation has exempt the Exempt Holders from the provisions of this Article VI.

“Foreign Person” shall mean a Person other than a U.S. Person.

“Individual” shall mean any Person that is treated as an individual for purposes of Section 542(a)(2) of the Code.

“Initial Date” shall mean the date upon which these Articles containing this Article VI are filed with the State of Florida Department of State.

“IRS” shall mean the United States Internal Revenue Service.

“Greenberg Family” shall mean Phoebe Greenberg and Michael Greenberg and each of their parents, brothers, sisters, spouses and children, any lineal descendants of any of the foregoing, any estates of any of the foregoing and any trusts now or hereafter established for the benefit of any of the foregoing.

“Minto Delaware” shall mean Minto Delaware LLC, a Delaware limited liability company.

“Minto Holdings” shall mean Minto Holdings, Inc., a Canadian corporation organized under the laws of Ontario.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Capital Stock on the trading day immediately preceding the relevant date, or if the Capital Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Capital Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if the Capital Stock is not then traded over any exchange or quotation system, then the market price of the Capital Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Capital Stock provided that the ownership of such shares of Capital Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a group to which an Excepted Holder Limit applies.

“Preferred Stock” shall mean that Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares that may be issued pursuant to Article III of these Articles.

“Prohibited Holder” shall mean, with respect to any purported Transfer which is a transfer of equity interests in a direct or indirect (including through attribution under Sections 544 and 856(b) of the Code) holder of Capital Stock, the direct holder of Capital Stock in respect to which such purported Transfer occurs.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to Trust, as provided in Section 6.2.2 of this Article VI, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Capital Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to Trust, as provided in Section 6.2.2 of this Article VI, the record holder of the shares of Capital Stock if such Transfer had been valid under Section 6.2.1 of this Article VI.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise, other disposition of Capital Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Capital Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Stock), or (iii) to the extent any such transaction causes any Person to acquire Beneficial Ownership of Capital Stock the issuance, sale, transfer, gift, assignment devise or other disposition of any equity interest in any direct or indirect (including through attribution under Sections 544 and 856(h) of the Code) holder of Capital Stock, whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Stock), and whether such transfer has occurred by operation of law or otherwise.

“Treasury Regulations” shall mean the regulations of the U.S. Treasury Department promulgated under the Code.

“Trust” shall mean each of the trusts provided for in Section 6.3 of this Article VI.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

“U.S. Person” shall mean (a) a citizen of the United States, (b) a partnership or corporation formed or organized under the laws of the United States or any state therein (including the District of Columbia) or (c) any estate or trust (other than a foreign estate or trust within the meaning of Section 7701(a)(30) of the Code.

Section 6.2                                      Restriction on Ownership and Transfers.

6.2.1                        From the Initial Date and prior to the Restriction Termination Date:

(a)                                  Except as provided in Section 6.9 of this Article VI, no Individual (other than an Exempt Holder who remains in compliance with the terms of such Exempt Holder’s Exemption Letter or an Excepted Holder) shall Beneficially or Constructively Own shares of Capital Stock in excess of the Capital Stock Ownership Limit, no Excepted Holder shall Beneficially or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder, and no Exempt Holder shall Beneficially or Constructively own shares of Capital Stock in violation of its Exemption Letter.

(b)                                 No Person (other than an Exempt Holder who remains in compliance with the terms of such Exempt Holder’s Exemption Letter) shall Beneficially or Constructively Own Capital Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

6.2.2                        If, during the period commencing on the Initial Date and prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person (other than an Exempt Holder who remains in compliance with the terms of such Exempt Holder’s Exemption Letter), Beneficially or Constructively Owning Capital Stock in violation of Section 6.2.1 of this Article VI, (i) then that number of shares of Capital Stock that otherwise would cause such Person (other than an Exempt Holder) to violate Section 6.2.1 of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee (or, in the case of a Transfer which is not a transfer of Capital Stock, such Prohibited Owner) shall thereafter have no rights in such shares or (ii) in the case of an Exempt Holder that number of shares of Capital Stock that otherwise would cause such Exempt Holder to own shares in violation of the terms of such Exempt Holder’s Exemption Letter (rounded up to the nearest whole share) and would otherwise result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT shall be automatically transferred to a trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Exempt Holder shall thereafter have no rights in such shares or (iii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Stock in violation of Section 6.2.1 of this Article VI, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1 shall be void ab initio, and the Purported Beneficial Transferee (or Prohibited Owner) shall have no rights in such shares.

6.2.3                        Notwithstanding any other provisions contained in these Articles, during the period commencing on the Initial Date and prior to the Restriction Termination Date, any Transfer of Common Stock that, if effective, would result in the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock.

Section 6.3                                      Transfers of Common Stock in Trust.

6.3.1                        Upon any purported Transfer or other event described in Section 6.2.2 of this Article VI, such Capital Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in transfer to the Trust pursuant to Section 6.2.2.  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6 of this Article VI.

6.3.2                        Capital Stock held by the Trustee shall be issued and outstanding Capital Stock of the Corporation.  The Purported Beneficial Transferee or Purported Record Transferee (or Prohibited Owner) shall have no rights in the shares of Capital Stock held by the Trustee.  The Purported Beneficial Transferee or Purported Record Transferee (or Prohibited Owner) shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Trust.

6.3.3                        The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee.  Any dividends or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary.  The Purported Record Transferee and Purported Beneficial Transferee (or Prohibited Owner) shall have no voting rights with respect to the Capital Stock held in the Trust and, subject to Florida law, effective as of the date the Capital Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee (or Prohibited Owner) with respect to such Capital Stock prior to the discovery by the Corporation that the Capital Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that the Capital Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

6.3.4                        Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Capital Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Capital Stock will not violate the ownership limitations set forth in Section 6.2.1.  Upon such sale, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee (or Prohibited Owner) and to the Charitable Beneficiary as provided in this Section 6.3.4.  The Purported Record Transferee (or Prohibited Owner) shall receive the lesser of (i) the price paid by the Purported Record Transferee (or Prohibited Owner) for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Capital Stock held in the Trust.  The Trustee may reduce the amount payable to the Purported Record Transferee (or Prohibited Owner) by the amount of dividends and other distributions, which have been paid to the Purported Record Transferee (or Prohibited Owner) and are owed by the Purported Record Transferee (or Prohibited Owner) to the Trustee pursuant to Section 6.3.3.  Any net sales proceeds in excess of the amount payable to the Purported Record Transferee (or Prohibited Owner) shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that shares of such Capital Stock have been transferred to the Trustee, such shares of Capital Stock are sold by a Purported Record Transferee (or Prohibited Owner) then (x) such shares of Capital Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee (or Prohibited Owner) received an amount for such shares of Capital Stock that exceeds the amount that such Purported Record Transferee (or Prohibited Owner) was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

6.3.5                        Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at price per share equal to the lesser of (i) the price per share paid by the Purported Record Transferee (or Prohibited Owner) for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the Transfer to the

Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Purported Record Transferee (or Prohibited Owner) by the amount of dividends and other distributions which have been paid to the Purported Record Transferee (or Prohibited Owner) and are owed by the Purported Record Transferee (or Prohibited Owner) to the Trustee pursuant to Section 6.3.3.  The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Capital Stock held in the Trust pursuant to Section 6.3.4.  Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee (or Prohibited Owner).

6.3.6                        By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1 in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(l)(A), 170(c)(2) and 501(c)(3) of the Code.

Section 6.4                                      Remedies For Breach.  If the Board of Directors or a committee thereof or other designees if permitted by the Florida Business Corporation Act shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 6.2 of this Article VI or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 6.2 of this Article VI, the Board of Directors or a committee thereof or other designees if permitted by the Florida Business Corporation Act shall take such action as it deems or they deem advisable to refuse to give effect to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1 of this Article VI shall automatically result in the transfer to a Trust as described in Section 6.2.2 and any Transfer in violation of Section 6.2.3 shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

Section 6.5                                      Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire shares in violation of Section 6.2 of this Article VI, or any Person who is a Purported Beneficial Transferee (or Prohibited Owner) such that an automatic transfer to a Trust results under Section 6.2.2 of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s qualification as a REIT.

Section 6.6                                      Owners to Provide Information.  From the Initial Date and prior to the Restriction Termination Date, each Person who is an owner of shares of Capital Stock and each Person (including the shareholder of record) who is holding shares of Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, within 30 days after the end of each taxable year, provide to the Corporation a completed questionnaire containing the information regarding its ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code.  In addition, each Person who is a Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the shareholder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Capital Stock on the Corporation’s qualification as a REIT and to ensure compliance with the Capital Stock Ownership Limit or an Excepted Holder Ownership Limit or as otherwise permitted by the Board of Directors.

Section 6.7                                      Remedies Not Limited.  Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s qualification as a REIT.

Section 6.8                                      Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 6.2.1 of this Article VI).  In the event Article VI requires an action by the Board of Directors and these Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VI.  If a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 6.9                                      Exceptions.

6.9.1                        Subject to Section 6.2.1(b) hereof, the Board of Directors, in its sole discretion, may except (prospectively or retroactively) a Person from the Capital Stock Ownership Limit and may establish or increase an Excepted Holder Ownership Limit for such Person, if:

(a)                                  the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial or Constructive Ownership of such Shares will violate Section 6.2.1 (b) hereof;

(b)                                 such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from the tenant such that, in the opinion of the Board of Directors of the Corporation, the Corporation’s ability to qualify as a REIT is not impaired);

(c)                                  such Person represents as to the percentage of Capital Stock that it Beneficially or Constructively owns that is treated as being owned directly or indirectly by Foreign Persons; and

(d)                                 such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this

Article VI) will result in such Shares being automatically transferred to a Charitable Trust in accordance with this Article VI.

6.9.2                        Prior to granting any exception pursuant to Section 6.9.1 hereof, the Board of Directors may (but is not obligated to) require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT.  Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

6.9.3                        The Board of Directors may only reduce the Excepted Holder Ownership Limit for an Excepted Holder:  (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Ownership Limit for that Excepted Holder.  No Excepted Holder Ownership Limit with respect to a Person shall be reduced to a percentage that is less than the Capital Stock Ownership Limit.

Section 6.10                                Legends.  Each certificate for Capital Stock shall bear substantially the following legend:

Restriction on Ownership and Transfer

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, (1) NO INDIVIDUAL (OTHER THAN AN EXEMPT HOLDER OR AN EXCEPTED HOLDER) MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S CAPITAL STOCK IN EXCESS OF THAT CERTAIN PERCENTAGE IN VALUE OF THE OUTSTANDING CAPITAL STOCK DETERMINED BY MULTIPLYING 9.8% BY THE AGGREGATE VALUE OF THE SHARES OF CAPITAL STOCK HELD BY PERSONS OTHER THAN EXEMPT HOLDERS AND DIVIDING SUCH SUM BY THE TOTAL VALUE OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, (2) NO PERSON (OTHER THAN AN EXEMPT HOLDER WHO REMAINS IN COMPLIANCE WITH THE TERMS OF SUCH EXEMPT HOLDER’S EXEMPTION LETTER) MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE COMMON STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS.  AN “EXEMPT HOLDER” MEANS CERTAIN PERSONS WHO HAVE BEEN EXEMPT FROM THE OWNERSHIP LIMIT PROVISIONS OF THE CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.  AN “EXCEPTED HOLDER” MEANS A PERSON FOR WHOM AN EXCEPTED HOLDER OWNERSHIP LIMIT HAS BEEN CREATED BY THE CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION OR BY THE BOARD OF DIRECTORS.  ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY

NOTIFY THE CORPORATION.  IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IS VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES.  IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE.  FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO.  ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.  REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Section 6.11                                Severability.  If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

Section 6.12                                Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.13                                Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

BY-LAWS

The shareholders or the Board of Directors shall adopt By-Laws for the Corporation.  The By-Laws may be amended, altered or repealed by the shareholders or the Board of Directors.  The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

A.                                   Subject to the limitations in paragraph (J) of this Article VIII, the Corporation shall indemnify any Director or officer, and shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding:

1.                                       whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Director, officer, employee, agent or other person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.                                       by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the judgment or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such Director, officer, employee, agent or other person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances in the case, such Director, officer, employee, agent or other person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

B.                                     To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraph A of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) and reasonably incurred by him in connection therewith.

C.                                     Any indemnification under paragraph A of this Article, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph A of this Article.  Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

D.                                    Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in paragraph C that the Director, officer, employee, or agent met the applicable standard of conduct set forth in paragraph A and upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

E.                                      The Corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

F.                                      Indemnification as provided in this Article shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

G.                                     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

H.                                    If any expense or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

I.                                         The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any Director or officer of the Corporation may otherwise be entitled by law.

J.                                        Notwithstanding anything herein to the contrary, (i)  the Corporation may not indemnify one of its Directors or officers unless Inland American would be permitted to so indemnify an Inland American director or officer, as the case may be, under the Inland American Articles under identical circumstances, and (ii) in a case in which indemnification would be permitted under clause (i), the Corporation may only indemnify such Director or officer to the extent that Inland American would be permitted to indemnify an Inland American director or officer, as the case may be, under identical circumstances.

ARTICLE IX

AMENDMENT

These Articles may be amended or repealed by an affirmative vote of a majority of the shareholders at any meeting expressly called for said purpose, and all rights conferred upon shareholders hereunder are granted subject to this reservation.

SECOND:  These Second Amended and Restated Articles of Incorporation contain amendments to the Corporation’s Articles of Incorporation requiring shareholder approval and the sole shareholder of the Corporation, by resolution duly adopted by written consent effective as of October 11, 2005, has cast a number of votes sufficient for approval of these Second Amended and Restated Articles of Incorporation.  Further, the Board of Directors of the Corporation, by resolution duly adopted by written consent effective as of October 11, 2005, approved these Second Amended and Restated Articles of Incorporation.

THIRD:  Each of the undersigned acknowledges these Second Amended and Restated Articles of Incorporation to be the act of the Corporation and, as to all matters and facts required to be verified under oath each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Second Amended and Restated Articles of Incorporation this 11th day of October 2005.

MINTO BUILDERS (FLORIDA), INC.

By:	/s/	J. Eric McKinney
Name:		J. Eric McKinney
Title: Executive Vice President

By:	/s/	Peter Goring
Name:		Peter Goring
Title: Executive Vice President